EXHIBIT 99.2
                           SOFTWARE ASSOCIATES, INC.


                             FINANCIAL STATEMENTS
                                  (Unaudited)


                   SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995

                           SOFTWARE ASSOCIATES, INC.

                       UNAUDITED CONDENSED BALANCE SHEET

                           AS AT SEPTEMBER 30, 1996



                                  A S S E T S
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 11,376

Accounts receivable, net of allowance for doubtful accounts . .      67,769


          Total current assets. . . . . . . . . . . . . . . . .      79,145


Property and equipment, net of depreciation and amortization. .       5,500



          T O T A L . . . . . . . . . . . . . . . . . . . . . .    $ 84,645


                             L I A B I L I T I E S

Accounts payable and accrued expenses . . . . . . . . . . . . .    $ 20,628

Lease obligation. . . . . . . . . . . . . . . . . . . . . . . .       2,797

Deferred income taxes . . . . . . . . . . . . . . . . . . . . .       7,000


          Total current liabilities. . . . . . . . . . . . . .       30,425


                             STOCKHOLDER'S EQUITY

Common stock - no par value; 2,500 shares authorized,
   issued and outstanding . . . . . . . . . . . . . . . . . . .      16,000

Additional paid-in capital. . . . . . . . . . . . . . . . . . .      23,641

Retained earnings . . . . . . . . . . . . . . . . . . . . . . .      14,579


           Total stockholder's equity . . . . . . . . . . . . .      54,220



           T O T A L. . . . . . . . . . . . . . . . . . . . . .    $ 84,645




                The accompanying notes are an integral part of
                          these condensed statements.

                           SOFTWARE ASSOCIATES, INC.

       UNAUDITED CONDENSED STATEMENTS OF OPERATION AND RETAINED EARNINGS


                                                            Three Months Ended
                                                               September 30,
                                                              1996        1995
Net sales:

   System sales . . . . . . . . . . . . . . . . . .         $ 55,517    $ 44,766

   Services . . . . . . . . . . . . . . . . . . . .           78,174      91,681


          T o t a l . . . . . . . . . . . . . . . .          133,691     136,447



Cost of sales:

   System sales . . . . . . . . . . . . . . . . . .           16,645       5,763

   Services . . . . . . . . . . . . . . . . . . . .           23,845      29,889


          T o t a l . . . . . . . . . . . . . . . .           40,490      35,652


Gross profit. . . . . . . . . . . . . . . . . . . .           93,201     100,795


Selling, general and administrative expenses. . . .           80,513     179,707


Operating income (loss) . . . . . . . . . . . . . .           12,688    (78,912)


(Provision) benefit for income taxes. . . . . . . .           (6,000)    29,000


NET INCOME (LOSS) . . . . . . . . . . . . . . . . .            6,688    (49,912)


Retained earnings, beginning of period. . . . . . .            7,891     55,601



RETAINED EARNINGS, END OF PERIOD. . . . . . . . . .         $ 14,579    $ 5,689






                The accompanying notes are an integral part of
                          these condensed statements.

                           SOFTWARE ASSOCIATES, INC.

                 UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS


                                                            Three Months Ended
                                                               September 30,
                                                              1996         1995
Cash flows from operating activities:
   Net income (loss) . . . . . . . . . . . . . . . .        $ 6,688     $(49,912)
   Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities:
       Depreciation. . . . . . . . . . . . . . . . .            500
       Deferred income taxes . . . . . . . . . . . .          6,000      (29,000)
       Changes in operating assets and liabilities:
         Accounts receivable . . . . . . . . . . . .         (6,560)     101,688
         Accounts payable and accrued expenses . . .         (6,875)     (20,224)


           Net cash provided by (used in) operating
             activities. . . . . . . . . . . . . . .           (247)       2,552

Cash flows (used in) financing activities:
   Payments of capital lease obligation  . . . . . .           (832)


NET (DECREASE) INCREASE IN CASH. . . . . . . . . . .         (1,079)       2,552


Cash - beginning of period . . . . . . . . . . . . .         12,455       15,413



CASH - END OF PERIOD . . . . . . . . . . . . . . . .        $11,376     $ 17,965


















                The accompanying notes are an integral part of
                          these condensed statements.

(NOTE A) - The Company:

      Software Associates, Inc. (the "Company") is a New Jersey corporation incorporated in March 1985. The Company is an Electronic Data Interchange ("EDI") service bureau engaged in the business of helping companies realize the benefits of expanding their data processing and electronic communications infrastructures through the use of EDI. The Company also resells hardware and licensed software which is generally customized for its customers.

(NOTE B) - Basis of Presentation:

      The unaudited condensed consolidated balance sheet and statement of operations should be read in conjunction with the audited financial statements of Software Associates, Inc. and notes thereto contained elsewhere herein. The information does not purport to represent the future financial position or results of operations of Software Associates, Inc. The interim financial statements include all necessary adjustments, consisting of normal recurring items, which in the opinion of management are necessary for a fair presentation of such financial information.